Exhibit 99.1

PROG Holdings Reports Second Quarter 2026 Results
•Consolidated revenues from continuing operations of $719.7 million, up 22.3%; Net earnings from continuing operations of $37.4 million
•Adjusted EBITDA from continuing operations of $88.4 million, up 22.8%
•Diluted EPS from continuing operations of $0.92; Non-GAAP Diluted EPS from continuing operations of $1.19, up 19.0%
•Consolidated GMV of $902.0 million, up 60.1%
•Net leverage ratio ended the quarter at 1.7x

SALT LAKE CITY, July 29, 2026 - PROG Holdings, Inc. (NYSE:PRG), the fintech holding company for Progressive Leasing, Four Technologies, MoneyApp and Purchasing Power, today announced financial results for the second quarter ended June 30, 2026, which includes the results of Purchasing Power since January 2, 2026, the date the Company acquired Purchasing Power.
"PROG Holdings delivered a strong second quarter, with revenue toward the higher end of our outlook and both adjusted EBITDA and Non-GAAP EPS coming in above the top end of our April outlook ranges, a reflection of disciplined execution across the business," said PROG Holdings Chairman, President and CEO Steve Michaels. "Every product in our ecosystem contributed: consolidated GMV grew 60% year-over-year, Progressive Leasing returned to positive GMV growth of 3.4% with adjusted EBITDA margin at 12.7%, Four delivered its eleventh consecutive quarter of triple-digit GMV growth, and Purchasing Power's GMV grew double-digits."
"Equally important was our continued strengthening of the balance sheet. We used our strong cash flow to pay down debt, bringing our net leverage ratio to approximately 1.7 times, down from about 2.5 times right after the acquisition of Purchasing Power, and comfortably within our targeted range of 1.5 to 2.0 times. This deleveraging gave us the confidence to resume share repurchases during the quarter."
"Reflecting our second-quarter outperformance and the momentum we see across our product ecosystem, we are raising our full-year 2026 outlook. Our performance is a testament to the resilience of our platform and the discipline with which we run it," concluded Michaels.

Consolidated Results
Consolidated revenues for the second quarter of 2026 were $719.7 million, an increase of 22.3% from the same period in 2025.
Consolidated net earnings from continuing operations for the quarter were $37.4 million, compared with $37.6 million in the prior year period. The effective income tax rate was 26.4% in the second quarter of 2026, compared to 26.5% in the same period in the prior year. Adjusted EBITDA from continuing operations for the quarter was $88.4 million, or 12.3% of revenues, compared with $72.0 million, or 12.2% of revenues for the same period in 2025.
Diluted earnings per share from continuing operations for the second quarter of 2026 were $0.92, compared with $0.93 in the year ago period. On a non-GAAP basis, diluted earnings per share from continuing operations were up 19.0% at $1.19 in the second quarter of 2026, compared with $1.00 for the same period in 2025.
Progressive Leasing Results
Progressive Leasing's second quarter GMV of $428.1 million was up 3.4% compared to the same period in 2025. Revenues were $550.6 million, down 3.4% from the prior year. The provision for lease merchandise write-offs for the quarter was 8.4% of leasing revenues. Earnings before taxes for the second quarter of 2026 were $45.4 million, down 11.9% from the second quarter of 2025. Adjusted EBITDA was $69.9 million, up 0.3% from the second quarter of 2025.
Four Results
Four's GMV for the second quarter of 2026 was $315.1 million, an increase of 110.6% compared to the same period in the prior year. Revenues were $35.1 million, up 118.2% from the year ago period. Four's earnings before taxes for the second quarter of 2026 were $7.1 million, up 139.9% from the second quarter of 2025. Adjusted EBITDA was $8.7 million, up 111.2% from the second quarter of 2025.
Purchasing Power Results
The Company acquired Purchasing Power on January 2, 2026. Purchasing Power's GMV, which is defined as the total value of merchandise and services purchased and delivered to customers through its platform, was $158.8 million, up 15.2% from the second quarter of 2025 on a standalone basis.

Revenues were $130.4 million in the second quarter of 2026. Loss before taxes was $0.3 million and adjusted EBITDA was $10.6 million for the second quarter of 2026.
Liquidity and Capital Allocation
PROG Holdings ended the second quarter of 2026 with cash of $85.2 million and gross debt of $893.7 million. During the quarter, the Company repaid $50.0 million of debt related to the acquisition of Purchasing Power. Since the acquisition of Purchasing Power, the Company has reduced its total debt by $304.9 million. The Company repurchased $10.2 million of its stock in the quarter at an average price of $36.37 per share, leaving $299.4 million of repurchase capacity under its $500 million share repurchase program. Additionally, the Company paid a quarterly cash dividend of $0.14 per share.
2026 Outlook
Due to the strong start to the year and the momentum in the business, the Company is increasing its full year 2026 outlook for revenue and earnings as well as providing guidance for the third quarter of 2026. This outlook assumes an operating environment with no change in the current financial pressures and uncertainties for our customers, no material changes in the Company's decisioning posture, no meaningful increase in unemployment rates for our consumer base, an effective tax rate for non-GAAP EPS of approximately 26% and no impact from additional share purchases.

	Revised 2026 outlook		Previous 2026 outlook
(In thousands, except per share amounts)	Low	High	Low	High

PROG Holdings - Total revenues from continuing operations	$3,025,000	$3,100,000	$3,000,000	$3,100,000
PROG Holdings - Net earnings from continuing operations	155,000	164,500	150,500	166,000
PROG Holdings - Adjusted EBITDA from continuing operations	355,000	375,000	343,000	370,000
PROG Holdings - Diluted EPS from continuing operations	3.82	4.06	3.68	4.06
PROG Holdings - Diluted non-GAAP EPS from continuing operations	4.75	5.00	4.40	4.80

Progressive Leasing - Total revenues	2,247,500	2,285,000	2,227,500	2,285,000
Progressive Leasing - Earnings before taxes	188,500	193,000	191,000	198,500
Progressive Leasing - Adjusted EBITDA	272,500	279,500	269,500	279,500

Purchasing Power - Total revenues	620,000	640,000	620,000	640,000
Purchasing Power - Earnings before taxes	17,000	21,500	14,500	22,000
Purchasing Power - Adjusted EBITDA	54,000	60,000	50,000	60,000

Four - Total revenues	145,000	157,000	140,000	157,000
Four - Earnings before taxes	22,000	25,000	16,500	20,500
Four - Adjusted EBITDA	30,000	34,000	25,000	29,000

Other - Total revenues	12,500	18,000	12,500	18,000
Other - Loss before taxes	(13,500)	(10,500)	(14,500)	(12,000)
Other - Adjusted EBITDA	(1,500)	1,500	(1,500)	1,500

	Three months ended September 30, 2026 outlook
(In thousands, except per share amounts)	Low	High

PROG Holdings - Total revenues from continuing operations	$715,000	$750,000
PROG Holdings - Net earnings from continuing operations	36,000	42,500
PROG Holdings - Adjusted EBITDA from continuing operations	79,000	89,000
PROG Holdings - Diluted EPS from continuing operations	0.86	1.06
PROG Holdings - Diluted non-GAAP EPS from continuing operations	1.00	1.20

Conference Call and Webcast
The Company has scheduled a live webcast and conference call for Wednesday, July 29, 2026, at 8:30 A.M. ET to discuss its financial results for the second quarter of 2026. To access the live webcast, visit the Events and Presentations page of the Company’s Investor Relations website, https://investor.progholdings.com/.
About PROG Holdings, Inc.
PROG Holdings, Inc. (NYSE:PRG) is a fintech holding company headquartered in Salt Lake City, UT, that provides inclusive, transparent and competitive payment options to consumers. The Company owns Progressive Leasing, a leading provider of e-commerce, app-based, and in-store point-of-sale lease-to-own solutions; Purchasing Power, a voluntary employee benefit program provider, allowing employees to purchase brand-name products and services through either automatic payroll deductions or allotments; Four Technologies, a provider of Buy Now, Pay Later payment options through its platform, Four; and MoneyApp, a mobile application that offers customers interest-free cash advances. More information on PROG Holdings and its companies can be found at https://investor.progholdings.com/.
Forward-Looking Statements:
Statements, estimates and projections in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "continued," "targeted," and "outlook," and similar forward-looking terminology. These risks and uncertainties include (i) continued volatility and challenges in the macroeconomic environment, including due to the war in Iran and related geopolitical disruptions and increases in fuel and other prices, and their impact on: (a) consumer confidence and customer demand for the merchandise that our retail partners and Purchasing Power sell, in particular consumer durables, such as home appliances, electronics and furniture; (b) our customers’ disposable income and their ability to make the lease and loan payments they owe the Company; and (c) our overall financial performance and outlook; (ii) the impact of the uncertain macroeconomic environment on our proprietary algorithms and decisioning tools that we use to approve customers such that they are no longer indicative of our customers’ ability to perform, which in turn may limit the ability of our businesses to manage risk, avoid lease and loan charge-offs and may result in insufficient reserves to cover actual losses; (iii) a large percentage of Progressive Leasing's revenue being concentrated with several key retail partners, and the loss of any of these retail partner relationships materially and adversely affecting several aspects of our performance; (iv) Progressive Leasing being unable to attract additional retail partners and retain and grow its relationships with its existing retail partners, and/or Purchasing Power being unable to attract additional employer-clients and retain and grow its relationships with its existing clients, resulting in several aspects of our performance being materially and adversely affected; (v) our businesses being unable to attract new consumers and retain and grow their relationships with their existing customers materially and adversely affecting several aspects of our performance; (vi) Four’s and Purchasing Power's business models differing significantly from Progressive Leasing’s lease-to-own business, which means these businesses have different risk profiles; (vii) our efforts to modernize and enhance certain enterprise-wide information management systems and technologies adversely impacting our businesses and operations; (viii) the inability of our businesses to successfully operate in highly and increasingly competitive industries materially and adversely affecting several aspects of our performance; (ix) our business, results of operations, financial condition, and prospects being materially and adversely affected due to our businesses failing to maintain a consistently high level of consumer satisfaction and trust in its brands; (x) our businesses being subject to extensive federal, state and local laws and regulations, including certain laws and regulations unique to the industries in which our businesses operate, that may subject them to government investigations and significant monetary penalties, remediation expenses and compliance-related burdens that may result in them changing the manner in which they operate, which may be materially adverse to several aspects of our performance; (xi) our performance being materially and adversely affected due to the transactions offered to consumers by our businesses being negatively characterized by federal, state and local government officials, consumer advocacy groups and the media; (xii) our inability to protect confidential, proprietary, or sensitive information, including the confidential information of our customers, being adversely affected by cyber-attacks or similar disruptions, which may result in significant costs, litigation and reputational damage or otherwise have a material adverse impact on several aspects of our performance; (xiii) any significant disruption in our vendors' information technology systems, or disruptions in the information our businesses rely on in their lease and loan decisioning, materially and adversely affecting several aspects of our performance; (xiv) our capital allocation strategy and financial policies; and (xv) the other risks and uncertainties discussed under "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 18, 2026. Statements, estimates and projections in this press release that are "forward-looking" include without limitation statements, estimates and projections about: (i) the strength of our balance sheet; (ii) our net leverage ratio; and (iii) our revised full year 2026 outlook and the guidance we provide for the third quarter of 2026. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.
Investor Contact
John A. Baugh, CFA
Vice President, Investor Relations
john.baugh@progholdings.com

PROG Holdings, Inc.
Consolidated Statement of Earnings
(In thousands, except per share data)

	(Unaudited) Three months ended		(Unaudited) Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues
Lease revenues and fees	$549,830	$569,674	$1,146,694	$1,221,231
Product and service revenues	128,507	—	234,913	—
Other revenue	41,378	18,829	80,782	35,700
	719,715	588,503	1,462,389	1,256,931
Costs and expenses
Depreciation of lease merchandise	364,311	385,107	773,321	845,550
Cost of product sales	75,702	—	138,208	—
Provision for lease merchandise write-offs	46,499	42,633	90,150	90,651
Operating expenses	143,417	93,409	293,617	191,533
Provision for credit losses	30,667	8,043	54,834	13,544
	660,596	529,192	1,350,130	1,141,278
Gain on sale of lease receivables	4,701	—	11,158	—
Gain on change in fair value of receivables	1,810	—	7,522	—
Operating profit	65,630	59,311	130,939	115,653
Interest expense	(15,217)	(9,794)	(33,606)	(19,757)
Interest income	394	1,645	1,037	2,518
Earnings from continuing operations before income tax expense	50,807	51,162	98,370	98,414
Income tax expense	13,429	13,581	24,774	26,243
Net earnings from continuing operations	37,378	37,581	73,596	72,171
(Loss) earnings from discontinued operations, net of tax	(349)	902	(513)	1,030
Net earnings	$37,029	$38,483	$73,083	$73,201
Basic earnings per share
Continuing operations	$0.93	$0.94	$1.84	$1.78
Discontinued operations	(0.01)	0.02	(0.01)	0.03
Total basic earnings per share	$0.92	$0.96	$1.83	$1.81
Diluted earnings per share
Continuing operations	$0.92	$0.93	$1.81	$1.75
Discontinued operations	(0.01)	0.02	(0.01)	0.03
Total diluted earnings per share	$0.91	$0.95	$1.80	$1.78

Cash dividend declared per share
Common stock	$0.14	$0.13	$0.28	$0.26
Weighted average shares outstanding
Basic	40,177	40,130	40,038	40,484
Diluted	40,734	40,559	40,772	41,203

PROG Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	(Unaudited)
	June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$85,201	$308,774
Restricted cash	7,168	—
Receivables (net of allowances and unearned interest income of $94,401 in 2026 and $68,806 in 2025; includes $106,069 recorded at fair value in 2026)[1]	374,522	74,228
Other receivables (net of allowances and unearned interest income of $7,137 in 2026 and $— in 2025; includes $10,063 recorded at fair value in 2026)[1]	39,777	—
Lease merchandise (net of accumulated depreciation and allowances of $429,925 in 2026 and $407,104 in 2025)	531,071	609,009
Loans receivable (net of allowances and unamortized fees of $19,808 in 2026 and $18,246 in 2025)	74,312	90,648
Property and equipment, net	24,414	19,526
Goodwill and other intangibles, net	763,089	353,835
Income tax receivable	25,150	47,894
Deferred income tax assets	18,852	19,561
Prepaid expenses and other assets	93,827	73,383
Assets of discontinued operations	10,683	13,550
Total assets	$2,048,066	$1,610,408
Liabilities and shareholders' equity
Accounts payable and accrued expenses	$148,668	$96,471
Debt, net[1]	887,064	594,861
Deferred income tax liabilities	157,177	121,152
Other liabilities	47,012	44,676
Liabilities of discontinued operations	2,805	6,831
Total liabilities	1,242,726	863,991
Shareholders' equity
Common stock, par value $0.50 per share: authorized: 225,000,000 shares at June 30, 2026 and December 31, 2025; shares issued: 82,078,654 at June 30, 2026 and December 31, 2025	41,039	41,039
Additional paid-in capital	357,133	363,583
Retained earnings	1,656,044	1,594,685
	2,054,216	1,999,307
Less: treasury shares at cost
Common stock: 42,247,309 shares at June 30, 2026 and 42,502,844 at December 31, 2025	(1,248,876)	(1,252,890)
Total shareholders' equity	805,340	746,417
Total liabilities and shareholders' equity	$2,048,066	$1,610,408
1 As of June 30, 2026 receivables included $381.4 million of contractual amounts outstanding of consolidated VIEs that can only be used to settle their obligations, and debt included $293.7 million of liabilities of consolidated VIEs for which creditors have no recourse to the Company.

PROG Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	(Unaudited)
	Six months ended June 30,
	2026	2025
Operating activities
Net earnings	$73,083	$73,201
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation of lease merchandise	773,321	845,550
Other depreciation and amortization	25,208	12,111
Provisions for accounts receivable and credit losses	213,345	198,650
Stock-based compensation	16,842	14,536
Gain on change in fair value of receivables	(7,522)	—
Deferred income taxes	17,746	(20,049)
Gain on sale of receivables	(11,706)	—
Non-cash lease expense	(1,284)	(1,642)
Other changes, net	1,513	(943)
Changes in operating assets and liabilities, net of effects of the acquisition:
Additions to lease merchandise	(814,049)	(784,951)
Book value of lease merchandise sold or disposed	118,665	93,340
Accounts receivable	(109,136)	(147,179)
Prepaid expenses and other assets	(1,989)	5,480
Income tax receivable and payable	22,722	1,749
Accounts payable and accrued expenses	(37,179)	(4,620)
Customer deposits and advance payments	(1,644)	(5,413)
Cash provided by operating activities	277,936	279,820
Investing activities
Investments in loans receivable	(599,515)	(370,099)
Proceeds from loans receivable	592,456	339,206
Funding of other receivables	(45,919)	—
Collections from other receivables	38,565	—
Purchases of property and equipment	(8,194)	(3,896)
Proceeds from sale of property and equipment	234	—
Acquisition of business, net of cash acquired	(391,845)	—
Cash used in investing activities	(414,218)	(34,789)
Financing activities
Proceeds from debt	546,178	—
Repayments on debt	(591,108)	(50,000)
Dividends paid	(11,218)	(10,443)
Acquisition of treasury stock	(10,185)	(51,775)
Issuance of stock under stock option and employee purchase plans	1,135	1,028
Cash paid for shares withheld for employee taxes	(10,297)	(7,385)
Debt issuance costs	(4,628)	(84)
Cash used in financing activities	(80,123)	(118,659)
(Decrease) increase in cash, cash equivalents and restricted cash	(216,405)	126,372
Cash, cash equivalents and restricted cash at beginning of period	308,774	95,655
Cash, cash equivalents and restricted cash at end of period	$92,369	$222,027
Net cash (received) paid during the period:
Interest	$31,774	$18,795
Income taxes	$(15,643)	$45,044

PROG Holdings, Inc.
Quarterly Revenues by Segment
(In thousands)

	(Unaudited)
	Three months ended
	June 30, 2026
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Lease revenues and fees	$549,830	$—	$—	$—	$549,830
Product and service revenues	—	128,507	—	—	128,507
Other revenue	724	1,877	35,085	3,692	41,378
Total revenues	$550,554	$130,384	$35,085	$3,692	$719,715

	(Unaudited)
	Three months ended
	June 30, 2025
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Lease revenues and fees	$569,674	$—	$—	$—	$569,674
Product and service revenues	—	—	—	—	—
Other revenue	—	—	16,076	2,753	18,829
Total revenues	$569,674	$—	$16,076	$2,753	$588,503

PROG Holdings, Inc.
Six Month Revenues by Segment
(In thousands)

	(Unaudited)
	Six months ended
	June 30, 2026
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Lease revenues and fees	$1,146,694	$—	$—	$—	$1,146,694
Product and service revenues	—	234,913	—	—	234,913
Other revenue	724	2,606	70,052	7,400	80,782
Total revenues	$1,147,418	$237,519	$70,052	$7,400	$1,462,389

	(Unaudited)
	Six months ended
	June 30, 2025
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Lease revenues and fees	$1,221,231	$—	$—	$—	$1,221,231
Product and service revenues	—	—	—	—	—
Other revenue	—	—	30,505	5,195	35,700
Total revenues	$1,221,231	$—	$30,505	$5,195	$1,256,931

PROG Holdings, Inc.
Quarterly Gross Merchandise Volume by Segment
(In thousands)

	(Unaudited)
	Three months ended June 30,		Change
	2026	2025	$	%
Progressive Leasing	$428,116	$413,872	$14,244	3.4%
Purchasing Power	158,794	—	158,794	nmf
Four	315,107	149,632	165,475	110.6
Total GMV	$902,017	$563,504	$338,513	60.1%
nmf - Calculation is not meaningful

	(Unaudited)
	Purchasing Power
	Pre-Acquisition Gross Merchandise Volume
	Three months ended				Twelve months ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	December 31, 2025
Gross merchandise volume	$120,287	$137,890	$143,516	$247,641	$649,334

Use of Non-GAAP Financial Information:
Non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations per share, and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). Non-GAAP diluted earnings per share from continuing operations for the full year 2026 and third quarter 2026 outlook excludes intangible amortization expense, restructuring expenses, transaction-related costs, legal settlement, gain on change in fair value of receivables during the first quarter of 2026, and also excludes Vive as its normal operations have been discontinued as a result of the sale of its credit card portfolio in October 2025. Non-GAAP net earnings from continuing operations and non-GAAP diluted earnings per share from continuing operations for the three and six months ended June 30, 2026 exclude intangible amortization expense, transaction and integration costs, restructuring costs, legal settlement, gain on change in fair value of receivables during the first quarter of 2026, and costs related to the cybersecurity incident, net of insurance recoveries. Non-GAAP net earnings from continuing operations and non-GAAP diluted earnings from continuing operations per share for the three and six months ended June 30, 2025 exclude intangible amortization expense, restructuring expenses, and costs related to the cybersecurity incident, net of insurance recoveries. The amount for the after-tax non-GAAP adjustment, which is tax effected using our statutory tax rate, can be found in the reconciliation of net earnings and diluted earnings per share to non-GAAP net earnings and diluted earnings per share table in this press release.
The Adjusted EBITDA figures presented in this press release are calculated as the Company’s earnings from continuing operations before interest expense, net on non-asset-backed security borrowings, depreciation on property and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA for the full year and third quarter 2026 outlook also excludes stock-based compensation expense, transaction-related costs for the acquisition of Purchasing Power, restructuring charges, legal settlement, gain on change in fair value of receivables during the first quarter of 2026, and the operations of Vive. Adjusted EBITDA for the full year and third quarter 2026 includes estimated interest expense on Purchasing Power's asset-backed secured borrowings. Adjusted EBITDA for the three and six months ended June 30, 2026 also excludes stock-based compensation expense, costs related to the cybersecurity incident, net of insurance recoveries, restructuring costs, legal settlement, gain on change in fair value of receivables during the first quarter of 2026, and transaction and integration costs for the acquisition of Purchasing Power. Adjusted EBITDA for the three and six months ended June 30, 2025 also excludes stock-based compensation expense and costs related to the cybersecurity incident, net of insurance recoveries. The amounts for these pre-tax non-GAAP adjustments can be found in the segment EBITDA tables in this press release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.

Non-GAAP net earnings from continuing operations, non-GAAP diluted earnings from continuing operations, and adjusted EBITDA provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arose from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations or transactions that have variability and volatility of the amount. We believe the exclusion of stock-based compensation expense provides for a better comparison of our operating results with our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. We believe interest expense on Purchasing Power's asset-backed secured borrowings represents a direct operating cost required to generate revenue; therefore, the Company is including this interest expense when calculating consolidated and Purchasing Power's adjusted EBITDA. This measure may be useful to an investor in evaluating the underlying operating performance of our business.
Adjusted EBITDA also provides management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share and the GAAP revenues and earnings before income taxes of the Company’s segments, which are also presented in the press release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, and adjusted EBITDA may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

PROG Holdings, Inc.
Reconciliation of Net Earnings and Diluted Earnings Per Share to
Non-GAAP Net Earnings and Diluted Earnings Per Share
(In thousands, except per share amounts)

	(Unaudited)		(Unaudited)
	Three months ended		Six months ended
	June 30,		June 30,
	2026	2025	2026	2025
Net earnings from continuing operations	$37,378	$37,581	$73,596	$72,171
Add: Intangible amortization expense	8,588	4,000	20,400	8,001
Add: Restructuring expense	44	—	3,916	—
Add: Costs related to the cybersecurity incident, net of insurance recoveries	—	127	9	109
Add: Transaction and integration costs	1,872	—	11,563	—
Add: Legal settlement	4,750	—	4,750	—
Less: Gain on change in fair value of receivables	—	—	(5,712)	—
Less: Tax impact of adjustments(1)	(3,966)	(1,073)	(9,081)	(2,109)
Non-GAAP net earnings from continuing operations	$48,666	$40,635	$99,441	$78,172
Diluted earnings per share from continuing operations	0.92	0.93	1.81	1.75
Add: Intangible amortization expense	0.21	0.10	0.50	0.20
Add: Restructuring expense	—	—	0.10	—
Add: Costs related to the cybersecurity incident, net of insurance recoveries	—	—	—	—
Add: Transaction and integration costs	0.05	—	0.28	—
Add: Legal settlement	0.12	—	0.12	—
Less: Gain on change in fair value of receivables	—	—	(0.14)	—
Less: Tax impact of adjustments(1)	(0.10)	(0.03)	(0.22)	(0.05)
Non-GAAP diluted earnings per share from continuing operations(2)	$1.19	$1.00	$2.44	$1.90
Diluted weighted average shares outstanding	40,734	40,559	40,772	41,203
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Non-GAAP Financial Information
Quarterly Segment Adjusted EBITDA
(In thousands)

	(Unaudited)
	Three months ended
	June 30, 2026
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Net earnings from continuing operations					$37,378
Income tax expense(1)					13,429
Earnings (loss) from continuing operations before income tax expense	$45,430	$(291)	$7,059	$(1,391)	50,807
Interest expense, net	9,238	259	1,140	74	10,711
Depreciation	1,653	225	26	566	2,470
Amortization	545	7,813	230	—	8,588
EBITDA from continuing operations	56,866	8,006	8,455	(751)	72,576
Stock-based compensation	8,294	638	244	1	9,177
Transaction and integration costs	—	1,872	—	—	1,872
Restructuring expense	—	44	—	—	44
Legal settlement	4,750	—	—	—	4,750
Adjusted EBITDA from continuing operations	$69,910	$10,560	$8,699	$(750)	$88,419
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

	(Unaudited)
	Three months ended
	June 30, 2025
	Progressive Leasing	Four	Other	Consolidated total
Net earnings from continuing operations				$37,581
Income tax expense(1)				13,581
Earnings (loss) from continuing operations before income tax expense	$51,546	$2,943	$(3,327)	51,162
Interest expense, net	6,424	945	780	8,149
Depreciation	1,301	19	530	1,850
Amortization	3,771	229	—	4,000
EBITDA from continuing operations	63,042	4,136	(2,017)	65,161
Stock-based compensation	6,565	(18)	193	6,740
Costs related to the cybersecurity incident, net of insurance recoveries	127	—	—	127
Adjusted EBITDA from continuing operations	$69,734	$4,118	$(1,824)	$72,028
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Six Month Segment Adjusted EBITDA
(In thousands)

	(Unaudited)
	Six months ended
	June 30, 2026
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Net earnings from continuing operations					$73,596
Income tax expense(1)					24,774
Earnings (loss) from continuing operations before income tax expense	$97,390	$(7,791)	$18,449	$(9,678)	98,370
Interest expense, net	20,841	682	2,213	77	23,813
Depreciation	3,193	498	50	1,067	4,808
Amortization	4,316	15,625	459	—	20,400
EBITDA from continuing operations	125,740	9,014	21,171	(8,534)	147,391
Stock-based compensation	15,581	1,052	433	(277)	16,789
Transaction and integration costs	—	3,653	—	7,910	11,563
Restructuring expense	526	3,387	—	3	3,916
Gain on change in fair value of receivables	—	(5,712)	—	—	(5,712)
Costs related to the cybersecurity incident, net of insurance recoveries	9	—	—	—	9
Legal settlement	4,750	—	—	—	4,750
Adjusted EBITDA from continuing operations	$146,606	$11,394	$21,604	$(898)	$178,706
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Six Month Segment Adjusted EBITDA
(In thousands)

	(Unaudited)
	Six months ended
	June 30, 2025
	Progressive Leasing	Four	Other	Consolidated total
Net earnings from continuing operations				$72,171
Income tax benefit(1)				26,243
Earnings (loss) from continuing operations before income tax benefit	$100,171	$4,913	$(6,670)	98,414
Interest expense, net	13,587	2,178	1,474	17,239
Depreciation	2,658	181	985	3,824
Amortization	7,542	459	—	8,001
EBITDA from continuing operations	123,958	7,731	(4,211)	127,478
Stock-based compensation	12,872	674	784	14,330
Restructuring expense	—	—	—	—
Costs related to the cybersecurity incident, net of insurance recoveries	109	—	—	109
Adjusted EBITDA from continuing operations	$136,939	$8,405	$(3,427)	$141,917
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Revised Full Year 2026 Outlook for Adjusted EBITDA
(In thousands)

	Fiscal year 2026 ranges
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Estimated net earnings from continuing operations					$155,000 - $164,500
Income tax expense(1)					59,000 - 61,000
Projected earnings (loss) from continuing operations before income tax expense	$188,500 - $193,000	$17,000 - $21,500	$22,000 - $25,000	$(13,500) - $(10,500)	214,000 - 225,500
Interest expense, net	38,000	1,000 - 2,000	5,500 - 6,000	500	45,000 - 47,500
Depreciation	6,500 - 7,500	1,000	500	3,000	11,000 - 12,000
Amortization	4,000	32,000	1,000	—	37,000
Projected EBITDA from continuing operations	237,000 - 242,500	51,000 - 56,500	29,000 - 32,500	(10,000) - (7,000)	307,000 - 322,000
Stock-based compensation	30,500 - 31,500	2,000 - 2,500	1,000 - 1,500	500	34,000 - 38,000
Restructuring / change in fair value of receivables / acquisition-related transaction-costs / legal settlements	5,000 - 5,500	1,000	—	8,000	14,000 - 15,000
Projected adjusted EBITDA from continuing operations	$272,500 - 279,500	$54,000 - $60,000	$30,000 - $34,000	$(1,500) - $1,500	$355,000 - $375,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of Previous Full Year 2026 Outlook for Adjusted EBITDA
(In thousands)

	Fiscal year 2026 ranges
	Progressive Leasing	Purchasing Power	Four	Other	Consolidated total
Estimated net earnings from continuing operations					$150,500 - $166,000
Income tax expense(1)					57,000 - 63,000
Projected earnings (loss) from continuing operations before income tax expense	$191,000 - $198,500	$14,500 - $22,000	$16,500 - $20,500	$(14,500) - $(12,000)	207,500 - 229,000
Interest expense, net	38,000	1,500 - 2,000	5,500	1,500 - 2,000	46,500 - 47,500
Depreciation	6,500 - 7,500	5,500 - 6,000	500	3,000	15,500 - 17,000
Amortization	4,000	32,000	1,000	—	37,000
Projected EBITDA from continuing operations	239,500 - 248,000	53,500 - 62,000	23,500 - 27,500	(10,000) - (7,000)	306,500 - 330,500
Stock-based compensation	29,500 - 30,500	2,000 - 3,000	1,500	500	33,500 - 35,500
Restructuring / change in fair value of receivables / acquisition-related transaction-costs / legal settlements	500 - 1,000	(5,500) - (5,000)	—	8,000	3,000 - 4,000
Projected adjusted EBITDA from continuing operations	$269,500 - $279,500	$50,000 - $60,000	$25,000 - $29,000	$(1,500) - $1,500	$343,000 - $370,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Non-GAAP Financial Information
Reconciliation of the Three Months Ended September 30, 2026 Outlook for Adjusted EBITDA
(In thousands)

Three months ended September 30, 2026
Consolidated total
Estimated net earnings from continuing operations	$36,000 - $42,500
Income tax expense(1)	14,000 - 16,500
Projected earnings from continuing operations before income tax expense	50,000 - 59,000
Interest expense, net	9,500
Depreciation	3,000 - 4,000
Amortization	8,000
Projected EBITDA from continuing operations	70,500 - 80,500
Stock-based compensation	8,500
Restructuring / transaction costs / legal settlements	-
Projected adjusted EBITDA from continuing operations	$79,000 - $89,000
(1) Taxes are calculated on a consolidated basis and are not identifiable by Company segment.

PROG Holdings, Inc.
Reconciliation of Revised Full Year 2026 Outlook for Diluted Earnings Per Share
to Non-GAAP Diluted Earnings Per Share

	Full year 2026
	Low	High
Projected diluted earnings per share from continuing operations	$3.82	$4.06
Add: Projected intangible amortization expense	0.91	0.91
Add: Restructuring / change in fair value of receivables / acquisition-related transaction-costs / legal settlements	0.35	0.37
Subtract: Tax effect on non-GAAP adjustments(1)	(0.32)	(0.33)
Projected non-GAAP diluted earnings per share from continuing operations(2)	$4.75	$5.00
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of Previous Full Year 2026 Outlook for Diluted Earnings Per Share
to Non-GAAP Diluted Earnings Per Share

	Full year 2026
	Low	High
Projected diluted earnings per share from continuing operations	$3.68	$4.06
Add: Projected intangible amortization expense	0.90	0.90
Add: Restructuring / change in fair value of receivables / acquisition-related transaction-costs / legal settlements	0.07	0.10
Subtract: Tax effect on non-GAAP adjustments(1)	(0.25)	(0.26)
Projected non-GAAP diluted earnings per share from continuing operations(2)	$4.40	$4.80
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.

PROG Holdings, Inc.
Reconciliation of the Three Months Ended September 30, 2026 Outlook for Diluted
Earnings Per Share to Non-GAAP Diluted Earnings Per Share

	Three months ended September 30, 2026
	Low	High
Projected diluted earnings per share from continuing operations	$0.86	$1.06
Add: Projected intangible amortization expense	0.20	0.20
Add: Restructuring / change in fair value of receivables / acquisition-related transaction-costs / legal settlements	—	—
Subtract: Tax effect on non-GAAP adjustments(1)	(0.05)	(0.05)
Projected non-GAAP diluted earnings per share from continuing operations(2)	$1.00	$1.20
(1)Adjustments are tax-effected using an assumed statutory tax rate of 26%.
(2)In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.